Exhibit 99.1

Report of Independent Auditors

To the Board of Directors of Molekule, Inc.

Opinion

We have audited the accompanying consolidated financial statements of Molekule, Inc. and its subsidiary (the “Company”), which comprise the consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations, of changes in redeemable convertible preferred stock and stockholders’ deficit and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 2 to the consolidated financial statements, the Company changed the manner in which it accounts for leases in 2022. Our opinion is not modified with respect to this matter.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred recurring losses from operations and operating cash outflows, had an accumulated deficit at December 31, 2022, violated certain financial debt covenants and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

PricewaterhouseCoopers LLP, 405 Howard Street, Suite 600, San Francisco, CA 94105

T: (415) 498 5000, www.pwc.com/us

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

June 07, 2023

2

Molekule, Inc. and Subsidiary

Consolidated Balance Sheets

December 31, 2022 and 2021

	2022	2021
Assets
Current assets
Cash and cash equivalents	$2,371,556	$15,883,575
Restricted cash	1,115,899	1,673,848
Accounts receivable, net	800,627	3,973,851
Prepaid expenses and other current assets	565,215	1,355,232
Inventories	26,069,761	24,589,457
Total current assets	30,923,058	47,475,963
Property and equipment, net	9,409,109	11,545,451
Intangible assets, net	1,965,490	2,772,094
Right of use asset	9,806,322	-
Security deposits	220,778	224,951
Total noncurrent assets	21,401,699	14,542,496
Total assets	$52,324,757	$62,018,459
Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Deficit
Current liabilities
Accounts payable	$10,844,472	$14,686,893
Accrued sales tax	456,419	1,964,944
Contract liabilities	93,764	482,619
Accrued expenses and other current liabilities	2,644,328	7,917,842
Legal liability (Note 10)	1,831,898	2,700,000
Restructuring liability (Note 14)	-	3,587,021
Lease liability	2,349,177	-
Notes payable, current portion	2,104,222	3,929,176
Total current liabilities	20,324,280	35,268,495
Notes payable, net of current portion	34,252,566	34,112,793
Lease liability, net of current portion	8,009,077	-
Simple Agreements for Future Equity	-	20,380,000
Total liabilities	$62,585,923	$89,761,288
Commitments and contingencies (Note 10)

Series Seed redeemable convertible Preferred stock, $0.0001 par value; 0 and 6,051,713 shares authorized; 0 and 5,995,012 shares issued and outstanding; aggregate minimum liquidation preference of $0 and $3,967,499	-	3,967,499

Series A redeemable Convertible preferred stock, $0.0001 par value; 0 and 17,662,936 shares authorized; 0 and 17,662,936 shares issued and outstanding; aggregate minimum liquidation preference of $0 and $13,084,703	-	12,930,747

Series B redeemable convertible preferred stock, $0.0001 par value; 0 and 14,389,815 shares authorized; 0 and 14,389,815 shares issued and outstanding; aggregate minimum liquidation preference of $0 and $26,510,356	-	26,321,204

Series C redeemable convertible preferred stock, $0.0001 par value; 7,607,063 shares authorized; 7,607,063 shares issued and outstanding; aggregate minimum liquidation preference of $0 and $22,999,955	-	22,887,375

Series C-1 redeemable convertible preferred stock, $0.0001 par value; 0 and 23,500,000 shares authorized; 0 and 21,773,377 shares issued and outstanding; aggregate minimum liquidation preference of $0 and $67,882,938	-	67,758,076

Series 1 redeemable convertible preferred stock, $0.0001 par value; 105,168,424 and 0 shares authorized; 82,313,740 and 0 shares issued and outstanding; aggregate minimum liquidation preference of $2,789,613 and $0	16,952,459	-
Total redeemable convertible preferred stock	16,952,459	133,864,901
Stockholders' Deficit
Common Stock, $0.0001 par value; 164,431,000 shares authorized; 28,649,857 and 1,333,397 shares issued and outstanding at December 31, 2022 and December 31, 2021	2,863	128
Additional paid-in capital	141,840,165	5,896,564
Accumulated deficit	(169,056,653)	(167,504,422)
Total stockholders' deficit	(27,213,625)	(161,607,730)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$52,324,757	$62,018,459

The accompanying notes are an integral part of these consolidated financial statements.

3

Molekule, Inc. and Subsidiary

Consolidated Statements of Operations

Years Ended December 31, 2022 and 2021

	2022	2021
Net revenue	$48,028,194	$76,052,125
Cost of revenue	(32,476,891)	(51,508,445)
Gross profit	15,551,303	24,543,680
Operating expenses
General, administrative, research and development	38,948,195	58,767,236
Sales, marketing and advertising	9,389,376	23,031,279
Restructuring and other impairment charges	-	4,745,057
Total operating expenses	48,337,571	86,543,572
Operating loss	(32,786,268)	(61,999,892)
Other income (expense)
Other income	35,510,107	891,167
Other expense	(159,645)	(143,982)
Interest expense	(4,116,425)	(2,899,760)
Total other expense	31,234,037	(2,152,575)
Loss, before income tax provision	(1,552,231)	(64,152,467)
Income tax provision	-	-
Net loss	$(1,552,231)	$(64,152,467)

The accompanying notes are an integral part of these consolidated financial statements.

4

Molekule, Inc. and Subsidiary

Consolidated Statements of Changes in Redeemable Convertible Preferred Stock and Stockholders’ Deficit

Years Ended December 31, 2022 and 2021

	Stockholders’ Deficit

			Additional		Total	Redeemable Convertible
	Common Stock		Paid-in	Accumulated	Stockholders’	Preferred Stock
	Shares	Amount	Capital	Deficit	Deficit	Shares	Amount
Balance at December 31, 2020	1,304,593	$125	$3,522,039	$(103,351,955)	$(99,829,791)	67,412,178	$133,814,901
Common stock option exercises	28,804	3	261,810	-	261,813	-	-
Stock-based compensation	-	-	1,834,203	-	1,834,203	-	-
Issuance of redeemable convertible Series C-1 preferred stock,	-	-	-	-	-	16,025	50,000
Issuance of 40,975 common stock warrants	-	-	278,512	-	278,512	-	-
Net loss	-	-	-	(64,152,467)	(64,152,467)	-	-
Balance at December 31, 2021	1,333,397	128	5,896,564	(167,504,422)	(161,607,730)	67,428,203	133,864,901
Common stock option exercises	188	5	11,498	-	11,503	-	-
Stock-based compensation	-	-	1,449,074	-	1,449,074	-	-
Issuance of redeemable convertible Series 1 preferred stock, net of $117,439	-	-	-	-	-	82,313,740	16,952,459
Modification of common stock warrants	-	-	(407,733)	-	(407,733)	-	-
SAFE conversion	20,571,841	2,056	1,026,535	-	1,028,591	-	-
Conversion of preferred shares	6,744,431	674	133,864,227	-	133,864,901	(67,428,203)	(133,864,901)
Net loss	-	-	-	(1,552,231)	(1,552,231)	-	-
Balance at December 31, 2022	28,649,857	$2,863	$141,840,165	$(169,056,653)	$(27,213,625)	82,313,740	$16,952,459

The accompanying notes are an integral part of these consolidated financial statements.

5

Molekule, Inc. and Subsidiary

Consolidated Statements of Cash Flows

Years Ended December 31, 2022 and 2021

	2022	2021
Cash flows from operating activities
Net loss	$(1,552,231)	$(64,152,467)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	3,688,711	4,971,831
Amortization of right of use asset	2,085,257	-
Stock-based compensation	1,449,074	1,834,203
Gain on warrants	(225,091)	-
Change in fair value of derivative liability	(14,935,188)	5,650
Change in fair value and loss on settlement of SAFEs	(19,351,408)	-
Bad debt provision	22,057	127,323
Inventory reserve provision	4,396,336	963,462
Accretion of debt discounts	235,993	113,425
Loss on property and equipment disposal	933,369	600,218
Changes in operating assets and liabilities
Accounts receivable	3,151,167	(2,834,202)
Prepaid expenses and other current assets	790,017	1,339,975
Inventories	(5,876,640)	(10,024,215)
Security deposits	4,172	(67,350)
Accounts payable	(3,842,421)	(2,894,945)
Accrued sales tax	(1,508,525)	(532,247)
Contract liabilities	(388,855)	326,992
Other non current liabilities	(2,322,862)	-
Accrued expenses and other current liabilities	(8,031,357)	6,239,051
Net cash used in operating activities	(41,278,425)	(63,983,296)
Cash flows from investing activities
Property and equipment purchases	(1,648,911)	(3,644,264)
Internally developed software costs	(1,136,930)	(1,546,457)
Net cash used in investing activities	(2,785,841)	(5,190,721)
Cash flows from financing activities
Proceeds from issuance of redeemable convertible preferred stock Series 1 preferred stock, net	31,894,379	50,000
Proceeds from notes payable borrowings	-	30,511,228
Proceeds from issuance of SAFEs	-	20,380,000
Repayments of notes payable borrowings	(1,911,584)	(3,520,762)
Proceeds from exercises of common stock options	11,503	261,837
Net cash provided by financing activities	29,994,298	47,682,303
Net (decrease) increase in cash, cash equivalents, and restricted cash	(14,069,968)	(21,491,714)
Cash, cash equivalents, and restricted cash
Beginning of year	17,557,423	39,049,137
End of year	$3,487,455	$17,557,423
Reconciliation to amounts on the consolidated balance sheet
Cash and cash equivalents	$2,371,556	$15,883,575
Restricted cash	1,115,899	1,673,848
Total cash, cash equivalents, and restricted cash	$3,487,455	$17,557,423
Supplemental disclosures of cash flow information
Interest paid	$4,038,898	$2,549,474
Supplemental disclosures of noncash investing activities
Property and equipment and internally developted purchases in accrued expenses and other current liabilities	$130,460	$1,237,167

The accompanying notes are an integral part of these consolidated financial statements.

6

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

1.	Description of Business

Molekule, Inc. (the “Company” or “Molekule”) is engaged in the manufacturing and selling of air purifiers and filters primarily in the United States, but also in Canada. During 2020, the Company began selling directly to distributors in Japan and South Korea. During 2021, the Company also began selling directly to consumers in Europe. In 2022, sales continued to be primarily within the United States. The Company incorporated in the state of Delaware in February 2015 as Transformair, Inc. and changed its name to Molekule, Inc. through an amendment to its articles of incorporation in June 2016. The accompanying consolidated financial statements include Molekule and its wholly owned subsidiary.

The Company’s headquarters are located in San Francisco, California, with an additional research facility in Tampa, Florida, a warehouse and refurbishment center in Lakeland, FL, and a wholly owned subsidiary in Costa Rica. During 2020, the Company stopped operating out of Costa Rica; however, the legal entity continues to exist. During 2020, the Company significantly increased its sales to third party retailers but continues to maintain the majority of its sales as direct-to-consumer.

On October 3, 2022, AeroClean Technologies, Inc. (“AeroClean”) and the Company entered into an Agreement and Plan of Merger (“Merger Agreement”). Under the terms of the Merger Agreement, AeroClean stockholders will own 50.5% and Molekule stockholders will own 49.5% of the outstanding common equity of the merged Company on a pro forma basis. The transaction closed on January 12, 2023. With the close of the transaction, the Company is currently a wholly owned subsidiary of AeroClean, which was recently renamed Molekule Group, Inc.

2.	Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United State of America (“U.S. GAAP”). All intercompany balances and transactions have been eliminated.

Liquidity

The Company incurred operating losses and operating cash outflows in 2022 and 2021 and had an accumulated deficit at December 31, 2022. At December 31, 2022, the Company held $2,371,556 in unrestricted cash. From incorporation through December 31, 2022, the Company financed its operations, capital expenditures and working capital needs through the issuance of convertible redeemable preferred stock, Simple Agreements for Future Equity (“SAFEs”) and debt financing. The Company was not in compliance with its financial covenants as of December 31, 2022; and received a waiver from the bank on January 12, 2023 and an amendment for the debt agreement that would not require them to evaluate any revenue minimum covenants until March 31, 2024.

In order to address the cash needs of the Company, in May 2022, the Company’s board of directors and stockholders approved a capital raise that authorized the Company to issue up to $40,000,000 of Series 1 Preferred Shares at a per share purchase price of $0.3889. The Company then completed the initial closing of the capital raise through the sale and issuance of 57,084,078 shares of Series 1 Preferred Stock for a total consideration of approximately $22,200,000 in May 2022. As a result of this capital raise, all of the SAFEs outstanding were immediately converted into an aggregate of 20,571,841 shares of common stock. In August 2022, an additional sale and issuance of 7,230,189 shares of Series 1 Preferred Stock for a total consideration of approximately $2,811,819 closed. In October and December 2022, there was an additional sale and issuance of 17,999,484 shares of Series 1 Preferred Stock for a total consideration of approximately $7,000,000. In addition to securing additional capital, the Company also was acquired by AeroClean on January 12, 2023. See Note 14.

7

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

The Company is optimistic about the impact of its actions to restructure the business; however, there can be no assurances the Company can successfully increase revenues or improve operating cash flow and accordingly, may not have sufficient funds on its own, or as a result of the transaction (note 14), to fund its operations for the twelve months following the issuance of this report. As a result, the Company determined that substantial doubt exists about the Company’s ability to continue as a going concern for twelve months from the date of this report.

Concentrations of Risk

Financial instruments that subject the Company to concentrations of risk consist primarily of cash. The Company maintains deposits in financial institutions in excess of federally insured limits. Specifically, the Company holds all its cash with Silicon Valley Bank. On March 10, 2023, the Federal Deposit Insurance Corporation announced that Silicon Valley Bank had been closed by the California Department of Financial Protection and Innovation. While the Company has regained access to all accounts held at Silicon Valley Bank, the Company is evaluating its banking relationship. Future disruptions of financial institutions or disruptions of the financial services industry in general could adversely affect the Company’s ability to access its cash and cash equivalents.

Two vendors accounted for 20 and 7 percent and 30 and 6 percent of purchases during the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, 56 and 9 percent and 50 and 10 percent of accounts payable were due to these vendors, respectively.

Two customers accounted for 31 and 11 percent and 49 and 24 percent of accounts receivable as of December 31, 2022 and 2021, respectively. There are no concentrations within net revenue for the year ended December 31, 2022 and 2021.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and highly liquid investments with maturities at the date of investment of not more than three months. The Company held no cash equivalents as of December 31, 2022 and 2021.

Restricted Cash

The Company had a restricted cash balance of $1,115,899 and $1,673,848 as of December 31, 2022 and 2021, respectively. The balance of restricted cash is for collateral in compliance with the Company’s agreement related to its office lease. The balance was held as restricted cash in a separate bank account.

Accounts Receivable

The majority of the accounts receivable balance at December 31, 2022 and 2021 was with retail customers. The Company recorded an allowance for doubtful accounts of $22,057 at December 31, 2022 and $127,323 at December 31, 2021, respectively. The Company has no history of material write-offs of accounts receivable.

8

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Inventories

Inventories, which consist of raw materials and finished goods, are stated at the lower of cost or net realizable value, with cost being determined on a first-in, first-out (“FIFO”) basis. The costs related to inbound freight, tariffs and fees related to the purchases of inventories, are capitalized as part of the ending inventory, with the net change recorded as a component of cost of revenue.

The Company recorded an inventory reserve of $5,539,855 as of December 31, 2022 and $1,353,117 as of December 31, 2021. The increase in the reserve is a result of the determination of not being able to re-sell returned inventory.

Warranty Reserve

The Company generally provides warranties for a period of two years from the date of shipment that the product will be free from defects in materials and workmanship under normal use in accordance with the documentation provided with the product. The Company recorded a warranty reserve of $426,787 and $429,607 as of December 31, 2022 and 2021, respectively, which is included in accrued expenses and other current liabilities in the consolidated balance sheets.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist generally of payments for rent, insurance and software services in advance of the use of the services or related facilities.

Debt Issuance Costs

Costs incurred in connection with the issuance of any new term debt are treated as debt discount and recorded as a reduction to the debt balance. The Company amortizes debt discount costs over the term of the related debt using the effective interest method.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the useful life of the related assets or the lease term. Expenditures for repairs and maintenance are charged to expenses as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in net loss for the period.

The estimated useful lives of property and equipment are generally as follows:

Asset Class	Years
Office electronics	3
Equipment	3
Office furnishings	3
Production tools	5-7
Leasehold improvements	Shorter of asset life or life of lease

Intangible Assets

The Company records intangible assets related to website development, internally developed software and filing costs of patents. Website development costs are amortized straight-line over the expected useful life based on the Company’s first-generation website, 24 months. The cost of filing patents is amortized straight line over the expected legal life of the patents, five years. Costs incurred in connection with computer software developed for internal use that occur in the preliminary project and post implementation stages are expensed as incurred. Certain costs incurred in the application stage of a project are capitalized if certain criteria are met. Capitalized costs are amortized on a straight-line basis over two to five years.

9

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Leases

Effective January 1, 2022, the Company adopted ASC 842, Leases. The Company adopted ASC 842 using the effective date method; under this method, the measurement of the lease liability and the right of use (“ROU”) asset, and any resulting equity impact, was applied at January 1, 2022. For contracts existing at the time of adoption, the Company elected to not reassess (i) whether any are or contain leases, (ii) lease classification and (iii) initial direct costs. Furthermore, the Company elected not to use hindsight in determining the lease terms or whether a renewal, termination or purchase option was reasonably certain to be exercised. When the contracts contain lease and non-lease components, the Company accounts for both components as a single lease component. Leases with a lease term of 12 months or less are expensed on a straight-line basis over the lease term in the income statement. The Company determines the lease term by assuming the exercise of renewal options that are reasonably certain. For operating leases that commenced before the adoption date, the Company used the rate that corresponded to the remaining lease term as of the date of adoption. As the Company’s leases do not provide an implicit rate, the incremental borrowing rate is used to determine the present value of lease payments.

The determination if an arrangement contains a lease at inception is based on whether the Company has the right to control the asset during the contract period. The Company is the lessee in a lease contract when the Company obtains the right to control the asset. Lease ROU assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Upon adoption of ASC 842, the Company recorded $11,726,049 of ROU assets and $12,217,158 of lease liabilities on the consolidated balance sheet. The difference between the ROU assets and lease liabilities is attributed to prepaid and deferred rent balances netted into ROU assets as well as January 1, 2022 scheduled payments, which reduced the lease liability on the implementation date.

See Note 15 for Leases

Impairment of Long-Lived Assets

Long-lived assets, including intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to future net undiscounted cash flows expected to be generated by that asset group. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment was recorded during the year ended December 31, 2022. An impairment of $487,364 was recorded during the year ended December 31, 2021 related to property and equipment for product lines. See Note 14.

Foreign Currency

Transactional gains and losses resulting from transactions denominated in foreign currencies are included in the consolidated statement of operations within other expense. There was a total of $8,730 and $21,565 recorded for the years ended December 31, 2022 and 2021, respectively.

10

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Revenue Recognition

The Company sells its products through two channels: business-to-consumer sales and business-to- business sales. Business-to-consumer sales made up approximately 79% and 75% of total sales in 2022 and 2021, respectively.

The Company generates substantially all its revenue from sales contracts with customers. While the Company enters into separate sales contracts with each customer, all sales contracts are similarly structured. These contracts create an obligation to transfer product to the customer. The device and filters are separate performance obligations. The Company allocates the transaction price to filters based upon their standalone sales price. The transaction price allocated to the device is estimated based on the residual method, as the devices do not have an established standalone sales price and are never sold without filters.

All performance obligations are satisfied within one year; therefore, costs to obtain contracts are expensed as incurred. There is no financing component because the Company expects, at contract inception, the period between when the Company transfers product to the customer and when the customer pays for the product will be less than one year; the Company is entitled to payment at point of sale. The Company defines net revenues as revenues, net of sales returns, taxes, discounts and allowances. Sales terms allow for the right of return, and the Company has recorded a related reserve based on historical as well as post year end activity. Customers may, for any reason, return the product within 30 days for a full refund, excluding shipping charges. The Company establishes a liability for expected returns representing the amount of consideration the entity does not expect to be entitled to because it will be refunded to customers. The refund liability is remeasured at each reporting date to reflect changes in the estimate, with a corresponding adjustment to revenue.

The Company satisfies the performance obligations and records revenues when transfer of control has passed to the customer, based on the terms of sale. A customer is considered to have control once they are able to direct the use and receive substantially all of the benefits of the product. For all domestic and Canada sales, the Company determined a customer obtains control of the product upon shipment. For all sales to customers in Japan and South Korea, the Company determined a customer obtains control of the product when the product has cleared customs. This is when the title of the product and risk of loss transfers to the customer.

Sales taxes collected from customers are not recorded within revenue and are remitted to the taxing authorities periodically. Shipping and handling are recorded in revenue and cost of revenue on the Statement of Operations and are charged to customers at varying rates. The Company recorded $244,136 and $446,052 in shipping revenues and $3,350,429 and $5,715,130 in shipping costs for the years ended December 31, 2022 and 2021, respectively.

Advertising and Marketing Expenses

The Company uses various social media and online platforms as the main driver for creating public awareness about the product and the Company’s mission. These costs are expensed as they are incurred. Total advertising and marketing expenses for 2022 and 2021 were $9,332,276 and $23,031,279, respectively, and were recorded in operating expense on the Consolidated Statements of Operations.

11

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Stock-Based Compensation

The Company’s stock-based awards consist of restricted stock awards and stock options. For stock-based awards issued to employees, the Company measures the estimated fair value of the stock-based award on the date of grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. The Company issues stock-based awards with only service-based vesting conditions and records the expense for these awards using the straight-line method. The Company has not issued any stock-based awards with market-based vesting conditions. The Company accounts for forfeitures as they occur. The Company classifies stock-based compensation expense in its consolidated statement of operations in the same manner in which the award recipient’s cash compensation costs are classified.

For stock-based awards granted to nonemployees subject to vesting that only contain service conditions, the Company has elected to recognize stock-based compensation expense using the straight-line recognition method in the same manner as employees. The fair value of each restricted stock award is determined based on the number of shares granted and the value of the Company’s Common Stock on the date of grant.

Preferred Stock

The Company’s preferred shares are assessed at issuance for classification as liability or equity and embedded features requiring bifurcation. The Company presents outside of permanent equity any preferred stock that (i) the Company undertakes to redeem at a fixed or determinable price on the fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, (ii) is redeemable at the option of the holders, or (iii) has conditions for redemption that are not solely within the control of the issuer. The Company’s Preferred Stock is redeemable upon a Deemed Liquidation Event, which the Company determined is not solely within the Company’s control and thus has classified the preferred shares as temporary equity until such time as the conditions are removed or lapse.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable.

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3	Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

12

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

The Company records certain liabilities at fair value and categorizes them as Level 3 instruments based upon the level of judgment associated with the inputs used to measure its fair value. Assumptions include the risks inherent in a particular valuation technique (such as a pricing model) and/or the risk inherent in the inputs to the model.

The following table presents information about the Company’s financial assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2022 and December 31, 2021 by level within the fair value hierarchy:

	Fair Value Measured at December 31, 2022 Using
	Level 1	Level 2	Level 3	Total
Liabilities related to:
SAFEs	$-	$-	$-	$-
Warrants	-	-	325,244	325,244
Series 2 Preferred Shares	-	-	6,755	6,755
	$-	$-	$331,999	$331,999

	Fair Value Measured at December 31, 2021 Using
	Level 1	Level 2	Level 3	Total
Liabilities related to:
SAFEs	$-	$-	$20,380,000	$20,380,000
Warrants	-	-	95,544	95,544
	$-	$-	$20,475,544	$20,475,544

The change in fair value for the period from December 31, 2021, to December 31, 2022 was as follows:

	SAFEs	Warrants	Series 2	Total
Fair value as of December 31, 2021	$20,380,000	$95,544	$-	$20,475,544
Fair value upon issuance	-	321,092	14,941,943	15,263,035
Gain on extinguishment	-	(95,544)	-	(95,544)
Change in fair value	(19,887,368)	4,152	(14,935,188)	(34,818,404)
Loss on settlement	535,960	-	-	535,960
SAFEs settlement (Note 8)	(1,028,592)	-	-	(1,028,592)
Fair value as of December 31, 2022	$-	$325,244	$6,755	$331,999

The change in fair value of the Company’s financial assets and liabilities that are measured at fair value on a recurring basis was immaterial for the year ended December 31, 2021.

The Company measures the warrants at fair value by using the Black-Scholes model in each reporting period until they are exercised or expired, with changes in the fair values being recognized in the Company’s statement of operations as other income (expense). The Company performed a valuation of the new warrants and determined their fair value to be $288,077 at issuance. The fair value per warrant at December 31, 2022 was approximately $0.1265 based on the following assumptions: share price of $0.22, exercise price of $0.39, expected annual dividend rate of 0%, expected volatility of 55%, risk-free interest rate of 3.88% and expected term of 9.67 years.

The Company measured the Series 2 Preferred Shares at fair value using an option pricing model for allocation of the Company’s equity value, based on guideline public company methodology, to the shares considering a weighted average time to exit of 2.5 years as of initial valuation. The weighted average time to exit considered different exit, financing and dissolution scenarios expected at the time of valuation. The change in fair value from issuance to December 31, 2022 was largely attributable to the expected change in exit strategy as a result of the AeroClean transaction discussed in Note 16.

13

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

The fair value of the SAFEs at issuance was determined based upon the cash proceeds received. The SAFEs were subsequently valued at fair value using a probability weighted expected return method combined with an option pricing model. The two future outcomes considered were a financing scenario in which the SAFEs automatically converted to Preferred Stock at 80% of the issuance price and a no financing scenario in which the Company would wind down. The change in the fair value of the SAFEs from December 31, 2021 to May 2022, immediately prior to their settlement, is primarily attributable to the heavier weighting of the no financing scenario, which was the result of continued losses, operating cash outflows flows and increasingly limited liquidity throughout the first five months of 2022.

Warrants

Freestanding Convertible Redeemable Preferred Stock warrants that have characteristics that require the warrants to be accounted for as a liability (“Liability Warrants”) are included in accrued expenses and other current liabilities on the Company’s consolidated balance sheet. The Liability Warrants are subject to remeasurement at each balance sheet date, and any change in fair value is recognized as a component of other income (expense). The Company will adjust such warrant liability for changes in fair value until the earlier of, (1) the exercise or expiration of the underlying warrants or (2) the completion of an acquisition event, at which time all Liability Warrants will be exercised pursuant to a cashless exercise.

Freestanding common stock warrants that have characteristics that require the warrants to be accounted for as equity (“Equity Warrants”) are included in additional paid in capital within stockholders’ equity. The Equity Warrants are recorded at fair value at issuance and do not require subsequent remeasurement.

Income Taxes

Deferred tax assets and liabilities are determined on the basis of the differences between the consolidated financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established.

The Company accounts for uncertain tax positions recognized in the consolidated financial statements by prescribing a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

Restructuring

The Company recognizes restructuring charges related to plans to exit a product line, exit a market and to realign corporate cost structure. In connection with these activities, the Company recognizes restructuring charges for employee termination costs, long-lived asset impairment and other exit-related costs.

14

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Refer to Note 14 to the consolidated financial statements for further discussion of restructuring activities.

3.	Inventory

As of December 31, 2022 and 2021, inventories consisted of the following:

	2022	2021
Finished goods	$15,058,646	$9,608,437
Work in process	3,917,919	3,552,992
Raw materials	4,704,063	3,267,612
Inventory-in-transit	2,389,133	8,160,416
	$26,069,761	$24,589,457

4.	Property and Equipment, Net

As of December 31, 2022 and 2021, property and equipment, net, consisted of the following:

	2022	2021
Office electronics	$900,391	$892,202
Furniture and fixtures	425,735	425,735
Leasehold improvements	2,762,506	2,784,964
Production tools and equipment	11,630,537	10,332,300
	15,719,169	14,435,201
Less: Accumulated depreciation	(7,446,103)	(4,752,641)
	8,273,066	9,682,560
Construction in progress	1,136,043	1,862,891
	$9,409,109	$11,545,451

Depreciation expense related to fixed assets was $2,693,462 and $2,825,335 during the years ended December 31, 2022 and 2021, respectively.

5.	Intangible Assets, Net

As of December 31, 2022 and 2021, intangible assets, net, consisted of the following:

	2022	2021
Website	$253,245	$253,245
Patents	812,060	756,835
Domains	24,092	16,328
Internally-developed software	6,309,706	6,202,825
	7,399,103	7,229,233
Less: Accumulated amortization	(5,433,613)	(4,457,139)
	$1,965,490	$2,772,094

15

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Amortization expense related to intangible assets was $995,249 and $2,146,496 for the years ended December 31, 2022 and 2021, respectively. At December 31, 2022, the estimated amortization expense for each of the next five fiscal years was as follows:

2023	$1,215,981
2024	620,404
2025	83,449
2026	38,373
2027	7,283
$1,965,490

6.	Accrued Expenses and Other Current Liabilities

As of December 31, 2022 and 2021, accrued expenses and other current liabilities consisted of the following:

	2022	2021
Accrued expenses	$1,619,964	$4,827,718
Accrued fixed asset purchases	-	964,662
Refund liability	116,139	451,372
Warranty reserve	426,787	429,607
Warrant liability	331,999	95,544
Other	149,439	1,148,939
	$2,644,328	$7,917,842

As of December 31, 2022 and 2021, the Company had provisions for warranty of $426,787 and $429,607 and had actual replacements of $83,112 and $250,393 recorded within cost of revenue on the consolidated Statements of Operations, respectively. As of December 31, 2022 and 2021, the Company had provisions for refunds of $116,139 and $451,372 and had actual returns of $2,007,729 and $3,779,475 recorded within cost of revenue on the consolidated Statements of Operations, respectively.

7.	Notes Payable and Revolving Line of Credit

As of December 31, 2022 and 2021, notes payable consisted of the following:

	2022	2021
Senior term loan	$4,430,556	$5,275,000
Facility term loan	2,649,211	3,584,507
Mezzanine term loan	30,000,000	30,000,000
	37,079,767	38,859,507
Less: Unamortized debt issuance fees	(722,979)	(817,538)
Less: Current portion	(2,104,222)	(3,929,176)
Total long-term notes payable	$34,252,566	$34,112,793

16

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Senior Term Loan

In June 2016, the Company entered into a Loan and Security Agreement with Silicon Valley Bank. In September 2019, the Company amended the Loan and Security Agreement with Silicon Valley Bank to add a new term loan and a revolving line of credit. The term loan is for $5,000,000 with a maturity date of December 2022 and bears interest at a rate equal to the greater of the Prime rate plus 1% or 4.25%. Beginning in January 2020, equal monthly payments of interest and principal are due until the maturity date.

The revolving line of credit allows for a maximum borrowing of $5,000,000; however, the available amount is determined through the borrowing base that is calculated based on the Company’s eligible receivable and inventory balances. The revolving line of credit bears interest based on a range of rates from the Prime rate to 5.25%.

In March 2020, the maturity date on the Company’s revolving line of credit was extended to March 31, 2021. In June 2020, the revolving line of credit agreement was further amended to increase the availability from maximum borrowing capacity of $5,000,000 to $15,000,000. In March 2021, the Company entered into the Third Loan Modification Agreement of its Loan and Security Agreement with Silicon Valley Bank (“Third LMA”). The Third LMA extended the maturity date of the $15,000,000 revolving line from March 31, 2021 to March 31, 2023. There was no availability on the revolving line of credit as of December 31, 2021 given that the Company was in violation of certain covenants as disclosed below. In connection with the Senior Term and Mezzanine Loan and Security Amendments in May 2022, the revolving line of credit was terminated.

The term loan was also amended in June 2020 to increase the principal to $5,100,000 and extend the maturity date to December 31, 2023 with monthly installments of principal payments commencing on January 1, 2021. As part of the amended term loan agreement, the Company had an option to borrow an additional $2,500,000 of term debt that, if drawn, will be due on March 1, 2024 with monthly payments of principal commencing on April 1, 2021. The Company borrowed this $2,500,000 in December 2020. The interest rate of the term loan was 8.27% and 4.25% as of December 31, 2022 and December 31, 2021, respectively. As of December 31, 2021, there was a debt discount of $43,109 recorded related to this debt and no amount was recorded as of December 31, 2022.

The amendments made in 2020 to the loan agreement added additional restrictive financial covenants, including maintaining a minimum cash balance of $2,500,000 if $10,000,000 in equity is not raised by September 30, 2020, maintaining an adjusted quick ratio and meeting set quarterly revenue targets.

The Company was not in compliance with certain financial covenants as of December 31, 2021, September 30, 2022 and December 31, 2022. Subsequent to December 31, 2021, in May 2022, October 2022 and January 2023, the Company obtained waivers from the bank. Additionally, the bank amended the financial covenant metrics. In May 2022, the existing covenants were replaced with a quarterly minimum revenue covenant for the quarters ended September 30, 2022, December 31, 2022 and an annual minimum revenue covenant for 2023. Further, in May 2022, the Loan and Security Agreement and Mezzanine Agreement were restructured to defer certain of the principal payments. In connection with the restructuring, the Company issued a warrant to purchase 2,314,219 shares of Series 1 Preferred Stock to the lender. In October 2022, the minimum revenue covenant was further amended to reduce the revenue required for the quarter ended December 31, 2022 and the year ending December 31, 2023. Further, there was a new requirement to raise $5,000,000 in additional equity by December 31, 2022. As the Company was not in compliance with the minimum revenue covenant at December 31, 2022, the Company received a waiver from the bank on January 12, 2023 as well as obtained an amendment to the debt agreement that would not require them to evaluate any revenue minimum covenants until March 31, 2024.

17

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Facility Term Loan

In June 2020, the Company entered into a Facility Term Debt Agreement with a new lender for the ability to draw down up to $5,600,000 related to funding the Company’s equipment build out of a filter manufacturing plant. The Company drew down $2,898,173 in June 2020, $581,029 in September 2020, $878,547 in December 2020 and $541,139 in August 2021. The principal payments for the amounts drawn are due over a 42-month period following the month that the amount is drawn with the last two months’ payments due at the inception of the loan. At the end of the term, the lender also requires the Company to pay down an additional 10% of the total term draw down amount and restructuring fee, which results in an additional payment of $489,888 total for all the draws. The additional payment is being accreted to the total outstanding amount over the term of the loan and resulted in an incremental $489,889 of long-term debt to the lender at December 31, 2022. The interest rate on the debt for the years ended December 31, 2022 and December 31, 2021 was 14.6% for both years. At December 31, 2022, there was a debt discount of $292,996 recorded related to this debt.

The Facility Term Debt Agreement is collateralized by the equipment purchased with the use of the debt. In May 2022, the Facility Term Debt Agreement was restructured to defer a portion of the principal payments and terminate the line of credit facility. In connection with the restructuring, the Company issued warrants to purchase 257,135 shares of Series 1 Preferred Stock to the lender with a relative fair value of $32,524 as of December 31, 2022. The Facility Term Debt Agreement had no financial covenants as of December 31, 2022, and there are no cross-default provisions with other agreements. In connection with the May 2022 restructuring, an incremental $139,803 was recorded as long-term debt to the lender. The additional payments are being accreted to the total outstanding amount over the modified term of the loan and resulted in an additional $23,327 of long term debt to the lender at December 31, 2022.

Mezzanine Term Loan

In March 2021, the Company entered into a Mezzanine Loan and Security Agreement (“Mezzanine Agreement”) with Silicon Valley Bank. Under the Mezzanine Agreement, the Company issued a $30 million Mezzanine Term Loan. The Mezzanine Term Loan bears interest at a floating rate per annum equal to the greater of the Prime rate plus 6.00% or 9.25%. Interest is calculated on the basis of a 360-day year. The loan matures in March 2025 with monthly payments due on the first of each calendar month. Payments will be interest only for the first 24 months. The primary purpose of the borrowing is to fund the Company’s working capital needs. Contemporaneously with the borrowing, the Company issued 409,750 warrants to Silicon Valley Bank to purchase common stock of the Company. The Company recorded a discount of $542,581 on the Mezzanine Term Loan, comprised of $264,093 of fees paid to the lender and $278,488 representing the relative fair value of the warrants issued to Silicon Valley Bank. As of December 31, 2021, there was an unamortized debt discount of $487,651 related to this debt.

The Mezzanine Agreement did not contain any financial covenants as of December 31, 2021 and a cross-default provision was not triggered upon noncompliance with the financial covenants contained in the Loan and Security Agreement. In May 2022, the Mezzanine Agreement was amended to incorporate a minimum revenue financial covenant, consistent with the Loan and Security Agreement. As of September 30 2022, the Company was not in compliance with this financial covenant. Consistent with the senior term loan, the mezzanine term loan was further amended on October 1, 2022 to decrease the minimum revenue required to comply with the financial covenant. The Mezzanine Term Loan has also been classified as current as of December 31, 2022 as it is not probable that the covenant will be met as of December 31, 2023 at this time.

18

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

The Loan and Security Agreement and the Mezzanine Agreement were restructured to defer certain of the principal payments. In connection with the restructuring, the Company issued a warrant to purchase 2,314,219 shares of Series 1 Preferred Stock to the lender with a relative fair value of $292,720 as of December 31, 2022, replacing the 2021 warrants issued of $278,488. The Company recorded an incremental end of term restructuring fee of $380,000 as long-term debt to the lender. This additional payment is being accreted to the total outstanding amount over the modified term of the loan and resulted in an incremental $42,222 of long-term debt to the lender at December 31, 2022. As of December 31, 2022, there was an unamortized debt discount of $448,850 related to this debt.

Future payments of notes payable at December 31, 2022, which exclude debt discounts, are as follows:

2023	$5,854,222
2024	11,030,294
2025	12,071,607
2026	7,063,644
2027	1,440,000
37,459,767
Less: Current portion	2,104,222
Long-term portion	$35,355,545

8.	SAFE Agreements

In November and December 2021, the Company issued SAFEs for gross cash proceeds of $20,380,000. These SAFEs allowed the investors to participate in future equity financings at a discount. Alternatively, upon the occurrence of a change of control or an initial public offering of the Company, the investors shall receive the greater of (i) a cash payment equal to two times the invested amount under such SAFE, or (ii) the amount payable on the number of shares of common stock equal to the invested amount divided by the liquidity price set forth in the applicable SAFE.

If there was a dissolution of the Company, the investors would have been entitled to receive the cash payment equal to two times the invested amount under such SAFE.

The SAFEs included a provision allowing for cash redemption upon the occurrence of a change of control, the occurrence of which was outside the control of the Company. Therefore, the SAFEs were classified as marked-to-market liabilities in other long-term liabilities.

In May 2022, in conjunction with a capital raise that authorized the Company to issue up to $40,000,000 of Series 1 Preferred Shares, the terms of the SAFEs were modified. Concurrent with the modification, all of the SAFEs outstanding were immediately converted into an aggregate of 20,571,841 shares of common stock (see Note 2: Summary of Significant Accounting Policies - Liquidity). The fair value of the SAFEs were remeasured immediately prior to settlement to $492,632 pursuant to the original terms of the SAFEs resulting in a decrease in fair value of the SAFEs of $19,887,368 during the year ended December 31, 2022. The gain is recorded in other income in the accompanying consolidated statement of operations. In addition, the shares of common stock issued to settle the SAFEs were recorded at their fair value of $1,028,592 resulting in an extinguishment loss upon settlement of $535,960, which is recorded in other income in the accompanying consolidated statements of operations.

19

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

9.	Income Taxes

Other than minimum state income taxes, the Company did not have income tax expense for the years ended December 31, 2022 and 2021. The Company’s effective tax rate for the years ended December 31, 2022 and 2021 differs from the Federal Statutory tax rate primarily due to the effect of the valuation allowance.

The net tax effects of temporary differences that gave rise to the Company’s noncurrent deferred tax assets and liabilities at December 31, 2022 and 2021, were as follows:

	2022	2021
Deferred tax assets
Net operating loss carryforward	$45,676,857	$38,052,202
Accruals and reserves	2,187,087	1,493,369
Stock-based compensation	448,407	163,799
Credit carryforwards	260,071	222,281
Section 163(j)	1,614,630	723,189
Lease liability	2,790,924	-
Other	424,853	95,580
Total deferred tax asset	53,402,829	40,750,420
Deferred tax liabilities
Fixed and intangible assets	(215,738)	(311,423)
Right of use assets	(2,642,212)	-
Total deferred tax liabilities	(2,857,950)	(311,423)
Valuation allowance	(50,544,879)	(40,438,997)
Deferred tax asset, net	$-	$-

As of December 31, 2022, the Company had $177,109,745 of federal and $103,267,357 of state net operating loss carryforwards available to offset future taxable income, respectively. As of December 31, 2021, the Company had $150,822,264 of federal and $79,935,822 of state net operating loss carryforwards available to offset future taxable income, respectively. If not utilized, federal and state net operating loss carryforwards will begin expiring in 2037.

The Company has established a valuation allowance to offset deferred tax assets as of December 31, 2022 and 2021 due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets. The Company had recorded a valuation allowance of $50,544,879 and $40,438,997 as of December 31, 2022 and 2021, respectively. The valuation allowance increased by $10,105,882 and $17,081,565 during the years ended December 31, 2022 and 2021, respectively.

As of December 31, 2022 and 2021, the Company had research and development credit carryforwards of $240,364 and $279,779 and $197,456 and $119,437 available to reduce future taxable income, if any, for federal and state income tax purposes, respectively. If not utilized, the federal credit carryforwards will begin expiring in 2037, while the state research and development credits have no expiration. As of December 31, 2022 and 2021, the Company maintained a full valuation reserve against these credits, as the ability of the Company to utilize these credits has not met the more-than-likely threshold.

20

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Utilization of the net operating loss and research and development credit carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, as well as similar state and foreign provisions. The annual limitation may result in the expiration of these carryforwards before utilization.

The Company attributes net revenue, costs and expenses to domestic and foreign components based on the terms of the agreements with its foreign subsidiary. The Company does not provide for federal income taxes on the undistributed earnings of its foreign subsidiary, as such earnings are to be reinvested offshore indefinitely. If these earnings were repatriated, the resulting income tax liability would be insignificant.

No liability related to uncertain tax positions is recorded on the financial statements. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of other expense and interest expense, respectively, as necessary. The uncertain tax benefits for the years ended December 31, 2022 and 2021 remained at $260,272 and $222,282, respectively.

10.	Commitments and Contingencies

Licensing Agreement

In 2015, the Company entered into a licensing agreement with a third party to provide for royalties on net sales in exchange for the use of a patent that is used in the Company’s device. The royalty is earned as of the date the licensed product is sold and paid for. Royalties are set at 1.0 percent of net sales up to $10 million; reduced to 0.75 percent for net sales between $10 million and $50 million; and reduced to 0.5 percent for net sales in excess of $50 million. Royalty expense amounted to $280,146 and $331,488 for the years ended December 31, 2022 and 2021, respectively, and is included in cost of revenue on the consolidated statement of operations. The Company had $63,830 and $162,958 in accrued expenses due to the third party as of December 31, 2022 and 2021, respectively.

Litigation and Indemnification

From time to time, the Company may be a party to litigation and subject to claims that arise in the normal course of business. Significant judgment is required when the Company assesses the likelihood of any adverse judgments or outcomes to a potential claim or legal proceeding, as well as potential ranges of probable losses and when the outcomes of the claims or proceedings are probable and reasonably estimable. Because of uncertainties related to these matters, the Company bases its estimates on the information available at the time. As additional information becomes available, the Company reassesses the potential liability related to pending claims and litigation and may revise its estimates. Any revisions in the estimates of potential liabilities could have a material impact on the Company’s financial position, results of operations or cash flows.

In November 2020, the Company was named as the defendant in a class-action complaint in which the plaintiffs alleged that the Company misrepresented the capabilities of its products. The Company denied all allegations made by the plaintiffs. Without admitting any liability and solely for the purpose of eliminating the uncertainties and expenses of further protracted litigation, the Company entered into a class-wide settlement of this matter, where the class was defined to include purchasers who bought Molekule devices from third-party retailers (e.g. Amazon, Best Buy). The settlement required dismissal of all remaining class- action claims against the Company. The Court approved this settlement and entered judgment in the matter on January 25, 2022. The settlement is currently being administered with the cash settlement payment made in March 2022 of $1,300,000. As of December 31, 2022 and 2021, the Company accrued a loss liability of $1,400,000 and $2.700,000, respectively, related to this matter.

21

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

The Company enters into agreements with its customers, business partners and other parties in the ordinary course of business that include provisions for the indemnification, holding harmless and defense of indemnified parties of varying scope and terms with respect to certain matters, including, but not limited to, losses arising out of the Company’s breach of such agreements and out of third-party IP infringement claims. In these circumstances, payment by the Company may be conditional on the other party making a claim pursuant to the procedures specified in the particular contract. In addition, the Company has indemnification agreements with its directors and executive officers. As of December 31, 2022, the Company had other accrued liabilities related to other legal matters.

11.	Equity

Common Stock

On February 11, 2015, the date of incorporation, the Company was authorized to issue 2,000,000 shares of Common Stock with a par value of $0.0001 per share. On June 12, 2018, the certificate of incorporation was amended to increase the number of shares authorized to 45,523,955, consisting of 6,700,000 shares of Common Stock with a par value of $0.0001 per share and 38,823,955 shares of Preferred Stock, par value $0.0001 per share.

On February 21, 2019, the Company amended the certificate of incorporation to increase the number of shares authorized to 54,591,896, consisting of 8,500,000 shares of Common Stock with a par value of $0.0001 per share and 46,091,896 shares of Preferred Stock, par value of $0.0001 per share.

On November 5, 2019, the certificate of incorporation was further amended to increase the number of shares authorized to 67,711,527, consisting of 9,600,000 shares of Common Stock with a par value of $0.0001 per share and 58,111,527 shares of Preferred Stock, par value of $0.0001 per share.

On April 28, 2020 the certificate of incorporation was further amended to increase the number of shares authorized to 76,071,527, consisting of 10,360,000 shares of Common Stock with a par value of $0.0001 per share and 65,711,527 shares of Preferred Stock, par value of $0.0001 per share.

On May 26, 2020, the certificate of incorporation was further amended to increase the number of shares authorized to 79,921,527, consisting of 10,710,000 shares of Common Stock with a par value of $0.0001 per share and 69,211,527 shares of Preferred Stock, par value of $0.0001 per share.

The holders of Common Stock are entitled to one vote for each share of Common Stock at all meetings of stockholders.

22

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

On May 19, 2022, the Company effected a one-for-ten reverse stock split of all outstanding common stock. At the effective time of the reverse stock split, every ten shares of issued and outstanding common stock was automatically combined and reclassified into one issued and outstanding share of common stock. No fractional shares of common stock were issued and each holder of common stock who would otherwise have been entitled to a fraction of a share of common stock received a cash payment. In addition, as a result of the reverse stock split, proportionate adjustments were made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, restricted stock awards and warrants issued and outstanding immediately prior to the effective time of the reverse stock split, which resulted in a proportionate decrease in the number of shares of common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock awards and warrants, and, in the case of stock options and warrants, a proportionate increase in the exercise price of all such stock options and warrants. The number of shares reserved for issuance under the Company’s Stock Plan immediately prior to the effective time of the reverse stock split was reduced proportionately. The accompanying consolidated financial statements have been retrospectively adjusted to reflect this reverse stock split for all periods presented.

Series 1 Preferred Shares

The Company issued 82,313,740 Series 1 Preferred Shares as of December 31, 2022.

The Series 1 Preferred Shares have voting rights, are convertible into Common Stock and are entitled to receive dividends. The Series 1 Preferred Shares have a liquidation preference that is senior to all other capital stock.

The Company determined that the Series 1 Preferred Shares were freestanding financial instruments as they are legally detachable and separately exercisable from the Series 2 Preferred Shares. Furthermore, the Company determined that the Series 1 Preferred Shares are classified as temporary equity in the accompanying consolidated balance sheet.

Since the Series 1 Preferred Shares and Series 2 Preferred Shares were issued together, the total proceeds of $32,011,818 were allocated using the residual value method. As such, Series 1 Preferred Shares were allocated the residual proceeds of $17,069,898 after the allocation to Series 2 Preferred Shares was made. In addition, the Company recognized $117,439 of issuance costs at the date of inception as a reduction in the proceeds of the stock and it is considered a component of the discount for the issuance of preferred stock. As of December 31, 2022, no amortization of the stock issuance costs was recognized.

Series 2 Preferred Shares

Concurrently with the issuance of the Series 1 Preferred Shares, the Company issued 67,551,802 Series 2 Preferred Shares as of December 31, 2022.

The Series 2 Preferred Shares are non-voting are not convertible into Common Stock and are not entitled to receive dividends. The Series 2 Preferred Shares have a liquidation preference per share equal to $1.00, which is junior to the liquidation preference of the Series 1 Preferred Shares. If the Series 1 Preferred Shares are automatically converted into Common Stock, then the Series 2 Preferred Shares will automatically be redeemed at their par value of $0.0001. The Series 2 Preferred Shares were issued to encourage the existing investors to participate in investing in the Series 1 Preferred.

The Company determined that the Series 2 Preferred Shares were freestanding financial instruments as they are legally detachable and separately exercisable from the Series 1 Preferred Shares. Furthermore, the Company determined that the Series 2 Preferred Shares were derivative liabilities as they met the definition of a derivative. Thus, the Company recorded the Series 2 Preferred Shares initially at fair value as derivative liabilities on the consolidated balance sheet.

23

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Subsequent changes in fair value of the Series 2 Preferred Shares are recognized as changes in fair value of derivative liabilities within other income (expense) on the consolidated statement of operations. The Company recorded the Series 2 Preferred Shares at the fair value of $14,941,227 at the date of inception. In addition, the Company expensed $176,162 of issuance costs at the date of inception. As of December 31, 2022, the Series 2 Preferred Shares had a fair value of $6,754. The Company recorded the decrease in fair value of the Series 2 Preferred Shares of $14,935,188 during the period ended December 31, 2022 in other income in the accompanying consolidated statements of operations

The holders of the Company’s outstanding preferred stock had the following rights, preferences, and privileges:

Dividends

The Series 1 Preferred Shares are entitled to receive non-cumulative preferential dividends. The holders of shares of preferred stock, in preference to the holders of common stock, are entitled to receive, on a pari passu basis, when, as and if declared by the board of directors (out of funds legally available therefore, noncumulative cash dividends at the rate of 6% of the original issue price per annum on each outstanding share of preferred stock). So long as any shares of preferred stock are outstanding, the Company shall not pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of common stock payable in shares of common stock) in any calendar year. After the dividends on the preferred stock have been paid in any calendar year, then the Company may declare dividends out of funds legally available in that calendar year, then additional dividends shall be declared pro rata on the common stock and the preferred stock on a pari passu basis according to the number of shares of common stock held by such holders. The original issue price of the Series 1 Preferred Shares was $0.3889 per share. The Series 2 Preferred Shares are not entitled to receive dividends.

Liquidation Preference and Redemption

The Series 1 Preferred Shares and Series 2 Preferred Shares are mandatorily redeemable upon an event of any liquidation or winding up of the Company or a Change in Control (i.e., a merger, acquisition, sale of voting control, or sale of substantially all of the assets of the Company) shall be deemed to be a liquidation. In the event of any liquidation or deemed liquidation of the Company, the holders of the Series 1 Preferred Shares shall be entitled to receive in preference to the holders of the Series 2 Preferred Shares and Common Stock a per share amount equal to the original issue price plus any declared but unpaid dividends (the “Preferred Stock Liquidation Preference”). After the payment of the Preferred Stock Liquidation Preference, the holders of Series 2 Preferred Shares shall be entitled to receive in preference to the holders of the Common Stock a per share amount equal to the Series 2 Preference Amount (i.e., liquidation preference per share equal to $1.00). After the payment of the Preferred Stock Liquidation Preference to the holders of the Series 1 Preferred Shares and the Series 2 Preference Amount to the holders of Series 2 Preferred Shares, the remaining assets shall be distributed ratably to the holders of the common stock. Additionally, upon the automatic conversion of the Series 1 Preferred Shares (i.e., either upon a Qualified IPO or vote of the majority of the Series 1 Preferred shareholders), the Company shall redeem all outstanding Series 2 Preferred Shares at a redemption price equal to the par value (i.e., $0.0001) for such shares.

24

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Conversion

The Series 1 Preferred Shares shall automatically convert into common stock upon either (i) the closing of a firmly underwritten public offering of shares of common stock of the Company or a total offering of not less than $50 million (before deduction of underwriters commissions and expenses) and in connection with such offering the common stock is listed for trading on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another exchange or marketplace approved by the requisite approval from the Company’s Board of Directors (a “Qualified IPO”), or (ii) separately, the Series 1 Preferred Shares shall convert into common stock as elected by a vote of the majority of the holders of the Series 1 Preferred Shares. Additionally, the Series 1 Preferred Shares are optionally convertible into shares of common stock at any time at the election of each holder. The initial conversion rate shall be 1:1, subject to adjustment. The conversion price of the Series 1 Preferred Shares will be subject to a weighted-average adjustment to reduce dilution in the event that the Company issues additional equity securities, other than exceptions. The Series 2 Preferred Shares are not convertible.

Voting

The Series 1 Preferred Shares will vote together with the common stock on an as-converted basis, and not as a separate class, except as specifically provided by the Company’s governance documents or as otherwise required by law. The Series 2 Preferred Shares are non-voting.

Warrants

As a result of the Equity Recapitalization, proportionate adjustments were automatically made to the per share exercise price and/or the number of shares issuable upon the exercise of all warrants issued and outstanding immediately prior to the effective time of the Equity Recapitalization, which resulted in a proportionate decrease in the number of shares of common stock reserved for issuance upon exercise of warrants, and, in the case of warrants, a proportionate increase in the exercise price of all such warrants.

In connection with the issuance of the Loan and Security Agreement (Note 7) entered in June 2016, warrants were issued to the Lender to purchase 56,701 shares of Series Seed Preferred Stock at an exercise price of $0.6618 per share. The warrants have a 10-year expiration date. The Company determined the warrants for Series Seed Preferred Stock are detachable freestanding liabilities as the underlying shares are conditionally redeemable. Thus, the Company recorded the warrants initially at fair value as derivative liabilities determined using the Black Scholes valuation model on the consolidated balance sheet. Subsequent changes in fair value of the warrants are recognized as changes in fair value of derivative liabilities on the consolidated statement of operations. At December 31, 2021, there was $54,114 of warrant liability recorded within accrued expenses and other current liabilities on the consolidated balance sheets. In May 2022, the warrant was terminated and the Company recognized a $35,219 gain on extinguishment.

In September 2019, in connection with the amendment of the Loan and Security Agreement (Note 7), warrants were issued to the Lender to purchase 54,348 shares of common stock at an exercise price of $0.99 per share. The warrants have a 10-year expiration date. The Company determined the warrants for common stock are detachable freestanding instruments that are classified as equity, as the warrants are indexed to the Company’s own equity. Thus, the Company recorded the warrants at the fair value of $53,805, which was determined using the Black-Scholes valuation model. In May 2022, the warrant was terminated and the Company recognized a $53,805 gain on extinguishment with an offset to additional paid in capital.

In June 2020, in connection with the amendment of the Loan and Security Agreement (Note 7), warrants were issued to the Lender to purchase 109,428 shares of common stock at an exercise price of $0.99 per share. The warrants have a 10-year expiration date. The Company determined the warrants for common stock are detachable freestanding instruments that are classified as equity, as the warrants are indexed to the Company’s own equity. Thus, the Company recorded the warrants at the fair value of $75,440, which was determined using the Black-Scholes valuation model. In May 2022, the warrant was terminated and the Company recognized a $75,440 gain on extinguishment with an offset to additional paid in capital.

25

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

In March 2021, in connection with the Mezzanine Agreement (Note 7), warrants were issued to the Lender to purchase 409,750 shares of Common Stock at an exercise price of $1.07 per share. The warrants have a 10-year expiration date. The Company determined the warrants for common stock are detachable freestanding instruments that are classified as equity, as the warrants are indexed to the Company’s own equity. Thus, the Company recorded the warrants at the fair value of $278,488, which was determined using the Black-Scholes valuation model. In May 2022, as a result of the Equity Recapitalization, the Lender agreed to modify the terms of the Mezzanine Term Loan, and the Company agreed to issue new warrants to purchase Series 1 Preferred Shares. The new warrants were issued to the Lender to purchase 2,314,219 Series 1 Preferred Shares at an exercise price of $0.3889 per share. The warrants have a 10-year expiration date. The new warrants to purchase Series 1 Preferred Shares are detachable freestanding instruments that are classified as liabilities as the underlying shares are conditionally redeemable. As the original warrants were issued contemporaneously with the original debt, and the new warrants were issued contemporaneously with the modified debt, the Company determined that it had exchanged the new instrument for the old instrument in connection with a debt modification. The Company performed a valuation of the new warrants and determined their fair value to be $288,077. As the Company modified the warrants in connection with the debt modification and previously recorded a discount of $278,488 on the Mezzanine Term Loan equal to the relative fair value of the original warrants in comparison to the debt amount it recorded the incremental fair value of the modified warrants as an additional discount on the Mezzanine Term Loans by derecognizing the $278,488 previously recognized as additional paid in capital and recognizing a $288,077 warrant liability and a $9,589 incremental amount to debt discount, which is recorded as a fee paid to the lender to be amortized over the remaining term of the debt. The total fair value of the new warrants is recorded as a liability, and the old warrants recorded in additional paid-in capital have been derecognized. The warrant liability will be remeasured each reporting period with changes recognized in earnings and totaled $292,720 at December 31, 2022.

In connection with the issuance of the Facility Term Debt Agreement (Note 7) entered in June 2020, warrants were issued to the lender to purchase 32,051 shares of Series C-1 Preferred Stock at a price of $3.12 per share. The warrants have a 10-year expiration date. The Company determined the warrants for Series C-1 Preferred Stock are detachable freestanding liabilities as the underlying shares are conditionally redeemable. Thus, the Company recorded the warrants initially at fair value as derivative liabilities determined using the Black-Scholes valuation model on the consolidated balance sheet. Subsequent changes in fair value of the warrants are recognized as changes in fair value of derivative liabilities on the consolidated statement of operations. At December 31, 2021, there was $60,325 of warrant liability recorded within accrued expenses and other current liabilities on the consolidated balance sheet. In May 2022, the warrant was terminated and the Company recognized a $60,325 gain on extinguishment.

In June 2022, as a result of the Equity Recapitalization, the lender agreed to modify the terms of the Facility Term Debt Agreement, and the Company agreed to issue new warrants to purchase Series 1 Preferred Shares. The new warrants were issued to the lender to purchase 257,135 of Series 1 Preferred Shares at an exercise price of $0.3889 per share. The warrants have a 10-year expiration date. The new warrants to purchase Series 1 Preferred Shares are detachable freestanding instruments that are classified as liabilities as the underlying shares are conditionally redeemable. As the new warrants were issued contemporaneously with an amendment to the Facility Term Debt Agreement, the Company determined that it had issued the new warrants in connection with a debt restructuring.

26

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

As of December 31, 2022, 2,571,354 of the liability classified warrants outstanding were exercisable into Series 1 Preferred Shares for an exercise price of $0.3889 per share. There were 2,571,354 and 662,278 warrants outstanding as of December 31, 2022 and December 31, 2021, respectively. The warrant liability was $325,244 and $95,544 as of December 31, 2022 and December 31, 2021, respectively.

Preferred Stock

As discussed above, in May 2022, the Series seed, Series A, Series B, Series C, and Series C-1 Preferred Stock were converted into common stock at a ratio of ten (10) shares of preferred stock to one (1) share of common stock.

12.	Stock-Based Compensation

Equity Incentive Plan

The Company’s Stock Plan (the “Plan”), provides for the Company to issue restricted stock awards (“RSA”) and stock options. Incentive Stock Options (“ISO”) may be granted only to the Company’s employees, officers and members of the Board. RSAs and nonqualified stock options (“NQ”) may be granted to employees, members of the Board and consultants of the Company. As amended in June 2018, the Company is authorized to issue up to 1,168,927 shares of common stock under the Plan. As amended in November 2019, the Company increased the reserve and is authorized to issue up to 2,338,626 shares of common stock under the Plan. As amended in September 2021, the Company increased the reserve and is authorized to issue up to 2,752,625 shares of common stock under the Plan. In May 2022, in conjunction with a capital raise that authorized the Company to issue up to $40,000,000 of Series 1 Preferred Shares (see Note 2: Summary of Significant Accounting Policies - Liquidity) and as a condition to the capital raise, the certificate of incorporation was amended to increase the number of authorized shares of common stock available for issuance under the Plan up to 22,953,622 shares of common stock. As of September 30, 2022, a total of 20,822,047 shares remain available for future grant under the Plan.

In addition, as a result of the Equity Recapitalization, proportionate adjustments were automatically made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, and restricted stock awards issued and outstanding immediately prior to the effective time of the Equity Recapitalization, which resulted in a proportionate decrease in the number of shares of common stock reserved for issuance upon exercise or vesting of such stock options, and restricted stock awards, and, in the case of stock options, a proportionate increase in the exercise price of all such stock options. The number of shares reserved for issuance under the Plan immediately prior to the effective time of the Equity Recapitalization was reduced proportionately. The change in the terms of Molekule’s stock option awards were analyzed as a modification since it resulted from an equity restructuring. However, the Company determined that the fair value of the stock options immediately before the modification equaled their fair value immediately after the modification since the number of options and exercise price were proportionally changed and all other valuation assumptions (i.e., expected volatility, expected term, dividend yield, and risk free rate) remained constant before and after the modification. Additionally, the vesting conditions of the modified award were the same as the vesting conditions of the original award immediately before the original award was modified and there was no change to the classification of the stock options as there were no changes to the settlement or other provisions of the awards that would result in a change in classification.

27

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Stock Options

The exercise price for stock options is at least 100% of the fair market value on the date of grant for shareholders owning less than 10% of the voting power of all classes of stock, or at least 110% of the fair market value for shareholders owning more than 10% of the voting power of all classes of stock. Options generally expire in 10 years and vest over periods determined by the Board, generally 48 months with a one- year vesting cliff for new employees. Options granted to a 10% stakeholder shall be exercisable for five years.

The Company’s stock option compensation expense was $1,449,074 and $1,834,203 for the years ended December 31, 2022 and 2021, with an unamortized expense of $3,006,147 and $5,144,814 to be amortized over a weighted-average period of 2.4 years and 3.02 years, respectively.

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option pricing model. The Company determined the volatility for awards granted based on an analysis of reported data for a group of guideline companies that issued options with substantially similar terms. The expected volatility has been determined using a weighted-average of the historical volatility measures of this group of guideline companies. The expected term of the Company’s stock options has been determined utilizing the simplified method for awards that qualify as plain-vanilla options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. The Company has not paid, and does not anticipate paying, cash dividends on its common stock; therefore, the expected dividend yield is assumed to be zero.

The weighted-average assumptions that the Company used to determine the grant-date fair value of stock options granted to participants during the years ended December 31, 2022 and 2021 were as follows:

	2022	2021
Exercise price	$10.80	$10.80
Expected term (in years)	5.56	6.02
Risk-free interest rate	1.60%	0.01%
Dividend yield	-	-
Volatility	49.62%	48.55%

28

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

A summary of option activity under the Plan as of December 31, 2022 and 2021 and the changes during the years then ended, is presented below:

		Weighted-	Weighted-
	Number of	Average	Average	Contractual
	Options	Exercise	Grant Date	Term
	Outstanding	Price	Fair Value	(Years)
Balances at December 31, 2020	1,650,432	$9.20	$1.70	9.29
Granted	1,191,408	10.80	5.00
Exercised	(17,394)	8.40	3.50
Forfeited	(546,563)	10.40	4.60
Expired	(30,366)	9.40	3.90
Balances at December 31, 2021	2,247,517	9.71	4.20	7.56
Granted	114,350	10.80	5.17
Exercised	(1,884)	6.13	2.67
Forfeited	(202,086)	10.63	4.82
Expired	(300,979)	8.68	4.08
Balances at December 31, 2022	1,856,918	$9.87	$4.50	6.90
Options vested and expected to vest, as of December 31, 2022	1,856,918	$9.87	$4.50	6.90
Options vested and exercisable, as of December 31, 2022	1,609,960	$9.74	$4.67	6.65

The weighted-average grant date fair value of stock options granted was $5.17 and $5.00 per option during the years ended December 31, 2022 and 2021, respectively. For the years ended December 31, 2022 and 2021, the Company received $11,502 and $261,836 in cash consideration from the exercise of share options and realized a tax benefit of $2,415 and $54,986 for the exercise of those same options, respectively. The aggregate intrinsic value for the options outstanding as of December 31, 2022 and 2021 was $1,733,703 and $2,419,603, respectively.

13.	Defined Contribution Plans

The Company established a defined contribution savings plan under Section 401(k) of the IRC. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. The Company made matching contributions of $392,285 and $709,072 to the plan during the years ended December 31, 2022 and 2021, respectively.

29

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

14.	Restructuring Charges

In order to support the Company’s strategy and build a sustainable organization, the Company identified certain structural changes to restructure the business. During the year ended December 31, 2021, the Company recognized $4,745,057 of restructuring and other impairment charges on the statement of operations. As of December 31, 2022, no additional costs are expected to be incurred in connection with the restructuring activity. These changes were primarily related to the discontinuance of the Air and Air Mini Basic product line and a one time employee severance charges from a reduction in force. These charges include:

2021
Contract termination costs with suppliers	$3,142,875
Impairment charges	487,364
Prepaid asset write off for materials	236,888
Employee severance	877,930
$4,745,057

As of December 31, 2022, there was no restructuring liability. As of December 31, 2021, there was $3,587,021 of restructuring liability recorded on the balance sheet comprised of the total balance of contract termination costs and $444,146 of employee severance.

15.	Leases

The Company is party to operating lease agreements for corporate office and warehouse space in locations in the United States. The Company is also party to a limited number of short-term operating leases. Operating lease costs are recognized on a straight-line basis over the lease term. As of December 31, 2022, the Company had operating right-of-use assets of $9,806,322 and operating lease liabilities of $10,358,254.

The Company’s leases have remaining non-cancelable lease terms of one year to four years. Some lease agreements include options to renew, with renewal terms extending up to five years. The exercise of renewal options is based on the judgment of management as to whether or not the renewal options are reasonably certain to be exercised. During 2022, operating lease expenses were $3,318,041 and cash paid for amounts included in the measurement of operating lease liabilities was $3,248,837. There was $2,611,964 of lease expense for the year ended December 31, 2021.

The weighted-average remaining lease term and discount rate for lease liabilities included in the consolidated balance sheets are as follows:

Weighted average remaining lease term (years)	3.70
Weighted average discount rate	11.00%

Other information related to leases was as follows:

Operating cash flows from operating leases	$3,248,837
ROU assets received in exchange for operating liabilities	-

30

Molekule, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Future minimum lease payments under noncancellable operating leases as of December 31, 2022 were as follows:

2023	$3,342,899
2024	3,439,769
2025	3,539,718
2026	2,206,401
12,528,787
Less: Discount to PV	(2,170,533)
Net minimum lease payments	$10,358,254

16.	Subsequent Events

On January 12, 2023, the Company completed the previously announced merger with Aeroclean, Inc., whereby Aeroclean was determined to be the accounting acquirer. As a result of this merger, Molekule has continued as the surviving entity and a wholly owned subsidiary of Molekule Group, Inc. (formerly known as Aeroclean, Inc.). In connection with the merger, all outstanding Series 1 Preferred Shares and Preferred Stock warrants converted to the Company’s common stock. The Company’s common stock then converted into shares of Molekule Group, Inc. common stock at a conversion rate of .1343 of Molekule Group, Inc. to 1 share of the Company. The Series 2 Preferred Shares were redeemed at a price of $0.0001 per share.

The Company evaluates events or transactions that occur after the balance sheet date but before the financial statements are issued for potential recognition or disclosure in the financial statements. The Company has evaluated all subsequent events through June 07, 2023, the date the financial statements were available for issuance, and no items, other than as disclosed in these notes to financial statements, were noted that need to be disclosed.

31